SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 26, 2009
TRANSDEL PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52998	45-0567010
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4225 Executive Square, Suite 485, La Jolla, California (Address of Principal Executive Offices)		92037 (Zip Code)
Registrant’s telephone number, including area code: (858) 457-5300
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01. Regulation FD Disclosure.
     On Monday, October 26, 2009, Dr. Juliet Singh, Transdel Pharmaceutical, Inc.’s President and Chief Executive Officer, will be presenting at the 4th Annual BIOCOM Investor Conference held at the Hyatt Regency Hotel in La Jolla, California. Dr. Singh will also be presenting at the 8th Annual BIO Investor Forum held at the Palace Hotel in San Francisco, California on Thursday, October 29, 2009. A copy of Dr. Singh’s presentation, which provides information regarding Transdel’s Phase 3 clinical trial results for its lead topical pain drug Ketotransdel®, is attached as Exhibit 99.1 to this Current Report on Form 8-K and will be shown at both conferences.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

99.1	Presentation for both the 4th Annual BIOCOM Investor Conference, to be held at the Hyatt Regency Hotel in La Jolla, California on October 26, 2009 and the 8th Annual Bio Investors Forum, to be held at the Palace Hotel in San Francisco, California on October 29, 2009.
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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Dated: October 26, 2009

TRANSDEL PHARMACEUTICALS, INC.
By:	/s/ John T. Lomoro
John T. Lomoro
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Presentation for both the 4th Annual BIOCOM Investor Conference, to be held at the Hyatt Regency Hotel in La Jolla, California on October 26, 2009 and the 8th Annual Bio Investors Forum, to be held at the Palace Hotel in San Francisco, California on October 29, 2009.
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